EXHIBIT 99

FOR IMMEDIATE RELEASE

Contact Information:
Anita Novak (Investors)
515-345-2515
Lisa Hamilton (Media)
515-345-7589

EMC INSURANCE GROUP INC.
DECLARES 118th CONSECUTIVE
QUARTERLY CASH DIVIDEND

DES MOINES, Iowa (May 27, 2011) – On May 26, 2011, the Board of Directors of EMC Insurance Group Inc. (NASDAQ OMX/GS: EMCI) declared a quarterly dividend of $0.19 per share of common stock payable June 15, 2011 to shareholders of record as of June 8, 2011. This is the one hundred and eighteenth consecutive quarterly dividend declared since EMC Insurance Group Inc. became a publicly-held company in February 1982.

EMC Insurance Group Inc. is the publicly-held insurance holding company of Employers Mutual Casualty Company (Employers Mutual), a multiple-line property and casualty insurance company. Employers Mutual is an Iowa mutual insurance company licensed in all 50 states and the District of Columbia. Employers Mutual and all of its subsidiaries (including the Company) and an affiliate are referred to as the “EMC Insurance Companies.”  For more information, visit our website at www.emcins.com.